UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2012

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 7, 2012, Career Education Corporation (the “Company”) received a letter from the Accrediting Commission of Career Schools and Colleges (“ACCSC”) notifying the Company that ACCSC voted to direct the Company’s ten ACCSC-accredited campuses (the “Institutions”) to show cause as to why accreditation should not be withdrawn from each of the Institutions. The show-cause directive stems from ACCSC’s previously disclosed information requests regarding the Institutions’ student placement determination practices and reported employment rates to ACCSC.

The Company last month announced that the Accrediting Council for Independent Colleges and Schools (“ACICS”) vacated its show-cause directive, which also centered on the determination of past student employment placement rates. For further information regarding this ACICS action, please refer to Note 8 “Commitments and Contingencies” of the notes to the Company’s unaudited consolidated financial statements in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which was filed with the Securities and Exchange Commission (“SEC”) on May 10, 2012. Nine of the ten Institutions are dually accredited by ACCSC and ACICS and were included in the now-vacated ACICS show-cause directive.

The letter from ACCSC sets forth the accreditor’s requirements for the Institutions to demonstrate compliance with its accrediting standards, which include the submission of 2012 ACCSC employment placement rate data for each program offered at the Institutions, engagement of an independent third-party to audit 100 percent of this employment placement rate data, additional analysis of previously submitted placement data and an update regarding the status of ACICS accreditation for the Institutions and the related U.S. Department of Education request for additional information. The Company will assemble the requested information, which is due no later than September 7, 2012 for review at the November 2012 ACCSC meeting, and will continue working with ACCSC with a view towards resolving this inquiry as promptly as possible.

During the pendency of the ACCSC show-cause directive, the Institutions remain accredited. The Institutions have, however, been subject to an ACCSC restriction on any new programs or campuses and include Le Cordon Bleu Institute of Culinary Arts – Pittsburgh, which as previously disclosed is currently in the process of teaching out its programs.

As discussed in our prior filings with the SEC, the Company last year discovered and reported issues it identified regarding the adequacy of administrative practices and controls relative to its schools’ determination of student placements rates. As a result, the Company has taken a number of significant and previously reported steps in addressing placement determination practices, including:

•	Investigating and reviewing its placement practices through an independent outside counsel appointed by the Board of Directors;

•	Setting new comprehensive placement guidelines to determine and clarify what constitutes and is reported to accreditors as a student placement;

•	Verifying all student placements through a third party before they are reported; and

•

Hiring more than 75 additional Career Service staff in schools accredited by ACCSC and ACICS to assist students in finding employment, while enhancing training, competencies and accountabilities for Career Services representatives.

The Company issued a press release regarding the ACCSC show-cause on June 12, 2012, a copy of which is attached as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

As previously disclosed, the Company cannot predict with certainty the outcome of this and any other matter which may arise relating to the requests for additional information the Company receives from various regulators pertaining to its placement determination practices and the now-vacated show-cause directive from ACICS. Because accreditation is required for an institution to remain eligible to participate in the federal student financial aid programs, the failure by the Company to satisfactorily resolve the ACCSC show-cause directive could have a material adverse effect on the Company’s business, reputation, financial position, cash flows and results of operations.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K and the exhibit thereto contain forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the factors described in the Company’s reports filed with the SEC from time to time. Except to the extent required by law, the Company disclaims any obligations to update any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press release of the Company dated June 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Dated: June 12, 2012

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press release of the Company dated June 12, 2012

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